Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan of our reports dated March 15, 2012, with respect to the consolidated financial statements of EnerNOC, Inc. and the effectiveness of internal control over financial reporting included in its Annual Report (Form 10-K) for the year ended December 31, 2011 of EnerNOC, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 15, 2012